UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2016

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           Other Events.

On June 2, 2016, Synta Pharmaceuticals Corp. (the “Company”) received approval from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) in response to the Company’s request to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market. The transfer of the Company’s listing to the Capital Market tier became effective on June 3, 2016. The Company will continue to trade under the symbol “SNTA”.

As previously reported, on December 3, 2015, the Staff notified the Company that, based upon its non-compliance with the minimum $1.00 bid price requirement for the prior 30 business days, it had been granted a 180-calendar day period to regain compliance with that requirement, which expired on May 31, 2016. As a result of the transfer of the Company’s listing to The Nasdaq Capital Market and the Company’s satisfaction of certain Nasdaq listing criteria as set forth in the Nasdaq Listing Rules, the Company was granted an additional 180-day period within which to evidence compliance with the $1.00 bid price requirement, through November 28, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Date:	June 3, 2016	/s/ Marc Schneebaum
Marc Schneebaum
Senior Vice President and Chief Financial Officer

3